Exhibit 10.1

Execution Copy

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

by and among

CONSOL ENERGY INC.

NOBLE ENERGY, INC.

CONE GATHERING LLC

CONE MIDSTREAM GP LLC

CONE MIDSTREAM PARTNERS LP

and

CONE MIDSTREAM OPERATING COMPANY LLC

dated as of

SEPTEMBER 30, 2014

APPENDIX

Appendix I	Definitions

i

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of September 30, 2014 (as may be amended, supplemented or restated from time to time, this “Agreement”), is by and among CONSOL ENERGY INC., a Delaware corporation (“CONSOL”), NOBLE ENERGY, INC., a Delaware corporation (“Noble”), CONE GATHERING LLC, a Delaware limited liability company (“CONE Gathering”), CONE MIDSTREAM GP LLC, a Delaware limited liability company (the “General Partner”), CONE MIDSTREAM PARTNERS LP, a Delaware limited partnership (the “Partnership”), and CONE MIDSTREAM OPERATING COMPANY LLC, a Delaware limited liability company (the “Operating Company”) (each, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and CONE Gathering formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “DRULPA”), to own, operate, develop and acquire natural gas gathering and other midstream energy assets, as well as to engage in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the DRULPA, all as more fully described in the Prospectus (as defined below);

WHEREAS, (i) CONE Midstream DevCo I LP, a Delaware limited partnership (“DevCo I LP”), owns all of the assets, properties, interests and rights in connection with, relating to or arising out of the Anchor Systems (as defined below), (ii) CONE Midstream DevCo II LP, a Delaware limited partnership (“DevCo II LP”), owns all of the assets, properties, interests and rights in connection with, relating to or arising out of the Growth Systems (as defined below) and (iii) CONE Midstream DevCo III LP, a Delaware limited partnership (“DevCo III LP”), owns all of the assets, properties, interests and rights in connection with, relating to or arising out of the Additional Systems (as defined below);

WHEREAS, CONE Midstream DevCo I GP LLC, a Delaware limited liability company (“DevCo I GP”), owns a 75% general partner interest in DevCo I LP, and CONE Gathering owns a 25% limited partner interest in DevCo I LP;

WHEREAS, CONE Midstream DevCo II GP LLC, a Delaware limited liability company (“DevCo II GP”), owns a 5% general partner interest in DevCo II LP, and CONE Gathering owns a 95% limited partner interest in DevCo II LP;

WHEREAS, CONE Midstream DevCo III GP LLC, a Delaware limited liability company (“DevCo III GP”), owns a 5% general partner interest in DevCo III LP, and CONE Gathering owns a 95% limited partner interest in DevCo III LP;

WHEREAS, the Operating Company owns 100% of the limited liability company interests in each of DevCo I GP, DevCo II GP and DevCo III GP;

WHEREAS, CONE Gathering owns 100% of the limited liability company interests in the Operating Company;

WHEREAS, in connection with the closing of the Offering (as defined below), CONE Gathering desires to contribute, assign, transfer and deliver to the Partnership, and the Partnership desires to acquire from CONE Gathering, all of the limited liability company interests in the Operating Company held by CONE Gathering, and, in exchange, the Partnership desires to issue (i) to the General Partner, the interests set forth in Section 2.3 and (ii) to CONE Gathering, the interests set forth in Section 2.4;

WHEREAS, CONE Gathering desires to distribute to each of CONSOL (or one or more of its wholly owned subsidiaries) and Noble (or one or more of its wholly owned subsidiaries) the cash and interests set forth in Section 2.10;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recitals, each of the following actions has been taken prior to the date hereof:

1. On May 30, 2014, CONE Gathering formed the General Partner under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 in exchange for 100% of the limited liability company interests in the General Partner;

2. On May 30, 2014, CONE Gathering, as the organizational limited partner, and the General Partner, as the general partner, formed the Partnership under the DRULPA and contributed $6,860 and $140, respectively, in exchange for a 98% limited partner interest (the “Initial LP Interest”) and a 2% general partner interest, respectively, in the Partnership;

3. On July 11, 2014, CONE Gathering formed the Operating Company under the Delaware LLC Act and contributed $4,000 in exchange for 100% of the limited liability company interests in the Operating Company;

4. On July 11, 2014, the Operating Company formed DevCo I GP under the Delaware LLC Act and contributed $1,000 in exchange for 100% of the limited liability company interests in DevCo I GP;

5. On July 11, 2014, CONE Gathering, as the organizational limited partner, and DevCo I GP, as the general partner, formed DevCo I LP under the DRULPA and contributed $250 and $750, respectively, in exchange for a 25% limited partner interest and a 75% general partner interest, respectively, in DevCo I LP;

6. On July 11, 2014, the Operating Company formed DevCo II GP under the Delaware LLC Act and contributed $1,000 in exchange for 100% of the limited liability company interests in DevCo II GP;

7. On July 11, 2014, CONE Gathering, as the organizational limited partner, and DevCo II GP, as the general partner, formed DevCo II LP under the DRULPA and contributed $950 and $50, respectively, in exchange for a 95% limited partner interest and a 5% general partner interest, respectively, in DevCo II LP;

8. On July 11, 2014, the Operating Company formed DevCo III GP under the Delaware LLC Act and contributed $1,000 in exchange for 100% of the limited liability company interests in DevCo III GP;

9. On July 11, 2014, CONE Gathering, as the organizational limited partner, and DevCo III GP, as the general partner, formed DevCo III LP under the DRULPA and contributed $950 and $50, respectively, in exchange for a 95% limited partner interest and a 5% general partner interest, respectively, in DevCo III LP;

10. Effective immediately prior to the Effective Time (as defined below), pursuant to the DevCo I Asset Contribution Agreement (as defined below), CONE Gathering conveyed to DevCo I LP, as a capital contribution (25% on its own behalf and 75% on behalf of the Operating Company and, in turn, DevCo I GP), the Anchor Systems (as defined below);

11. Effective immediately prior to the Effective Time (as defined below), pursuant to the DevCo II Asset Contribution Agreement (as defined below), CONE Gathering conveyed to DevCo II LP, as a capital contribution (95% on its own behalf and 5% on behalf of the Operating Company and, in turn, DevCo II GP), the Growth Systems (as defined below); and

12. Effective immediately prior to the Effective Time (as defined below), pursuant to the DevCo III Asset Contribution Agreement (as defined below), CONE Gathering conveyed to DevCo III LP, as a capital contribution (95% on its own behalf and 5% on behalf of the Operating Company and, in turn, DevCo III GP), the Additional Systems (as defined below);

WHEREAS, on September 26, 2014, the Underwriters exercised in full the Over-Allotment Option to purchase all of the Option Units;

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms; and

WHEREAS, the respective Parties have taken or caused to be taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 Defined Terms. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in Appendix I.

1.2 References and Rules of Construction. All references in this Agreement to Appendices, Articles, Sections, subsections and other subdivisions refer to the corresponding Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Appendices, Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Appendix, Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in this Article II shall be completed in the order set forth herein, subject to, and in accordance with, the provisions of Article IV:

2.1 Execution of the Partnership Agreement. The General Partner and CONE Gathering, as the organizational limited partner, shall amend and restate the Original Partnership Agreement by executing and delivering the Partnership Agreement, with such changes as the General Partner and CONE Gathering may agree.

2.2 Contribution of the 2% OpCo Interest to the General Partner. CONE Gathering hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner a portion of its limited liability company interests in the Operating Company with a value equal to 2% of the equity value of the Partnership immediately after the closing of the Offering (the “2% OpCo Interest”), and the General Partner hereby accepts such 2% OpCo Interest as a capital contribution from CONE Gathering. Notwithstanding any provision of the OpCo LLC Agreement to the contrary (and CONE Gathering hereby waives any provision of the OpCo LLC Agreement to the contrary), the General Partner is hereby admitted to the Operating Company as a member of the Operating Company with respect to the 2% OpCo Interest and hereby agrees that it is bound by the OpCo LLC Agreement. Immediately following such contribution of the 2% OpCo Interest, CONE Gathering shall and does hereby continue as a member of the Operating Company with respect to the portion of its limited liability company interests in the Operating Company not transferred to the General Partner, and the Operating Company is continued without dissolution.

2.3 Contribution of the 2% OpCo Interest to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership the 2% OpCo Interest in exchange for (a) a continuation of the General Partner’s 2% general partner interest in the Partnership and (b) the issuance to the General Partner of all of the Incentive Distribution Rights in the Partnership, and the Partnership hereby accepts such 2% OpCo Interest as a capital contribution from the General Partner. Notwithstanding any provision of the OpCo LLC Agreement to the contrary (and each of CONE Gathering and the General Partner hereby waives any provision of the OpCo LLC Agreement to the contrary), the Partnership is hereby admitted to the Operating Company as a member of the Operating

Company and hereby agrees that it is bound by the OpCo LLC Agreement. Immediately following such contribution of the 2% OpCo Interest, (i) CONE Gathering shall and does hereby continue as a member of the Operating Company, (ii) the General Partner shall and does hereby cease to be a member of the Operating Company and shall thereupon cease to have or exercise any right or power as a member of the Operating Company and (iii) the Operating Company is continued without dissolution.

2.4 Contribution of the 98% OpCo Interest to the Partnership. CONE Gathering hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership all right, title and interest in and to all of the remaining limited liability company interests in the Operating Company held by CONE Gathering (the “98% OpCo Interest”) in exchange for (a) 9,038,121 Common Units representing an approximate 15.2% limited partner interest (based on an aggregate of 58,326,242 Common Units and Subordinated Units to be outstanding after the completion of the Offering) in the Partnership (the “Sponsor Common Units”), (b) 29,163,121 Subordinated Units representing a 49.0% limited partner interest (based on an aggregate of 58,326,242 Common Units and Subordinated Units to be outstanding after the completion of the Offering) in the Partnership (the “Sponsor Subordinated Units”) and (c) the right to receive a cash distribution from the Partnership in the amount of approximately $410.3 million from the net proceeds from the sale of the Firm Units and the Option Units in the Offering, and the Partnership hereby accepts such 98% OpCo Interest as a capital contribution from CONE Gathering. Upon CONE Gathering’s contribution of such 98% OpCo Interest to the Partnership, (i) the Partnership shall be the sole member of the Operating Company, (ii) CONE Gathering shall and does hereby cease to be a member of the Operating Company and shall thereupon cease to have or exercise any right or power as a member of the Operating Company and (iii) the Operating Company shall be and hereby is continued without dissolution.

2.5 Execution of Joinder to the OpCo LLC Agreement. The Partnership shall execute a joinder to the OpCo LLC Agreement (in the form attached thereto, if any) or similar written undertaking to be bound by the terms and conditions of the OpCo LLC Agreement.

2.6 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, public investors, through the Underwriters, have made a capital contribution to the Partnership of $442,750,000 in cash in exchange for 20,125,000 Common Units representing an approximate 33.8% limited partner interest in the Partnership (based on an aggregate of 58,326,242 Common Units and Subordinated Units to be outstanding after the completion of the Offering), and such public investors are being admitted to the Partnership as limited partners in connection therewith.

2.7 Payment of Transaction Expenses by the Partnership. In connection with the closing of the Offering, the Partnership will pay (a) transaction expenses in the amount of approximately $2.55 million, excluding the underwriting discount of approximately $26.6 million in the aggregate from the sale of the Firm Units and the Option Units and (b) an aggregate structuring fee equal to 0.5% of the gross proceeds of the Offering payable equally among Wells Fargo Securities, LLC and Robert W. Baird & Co. Incorporated (the “Structuring Fee”).

2.8 Use of Proceeds. The Partnership will (a) distribute to CONE Gathering approximately $410.3 million in cash and (b) retain approximately $1.1 million to pay origination fees related to the Partnership’s revolving credit facility.

2.9 Redemption of the Initial LP Interest from the Partnership and Return of Initial Capital Contribution. The Partnership hereby redeems the Initial LP Interest held by CONE Gathering and hereby refunds and distributes to CONE Gathering the initial contribution, in the amount of $6,860, made by CONE Gathering in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

2.10 Distributions by CONE Gathering to CONSOL and Noble at Closing. CONE Gathering will (a) distribute to CONSOL (or one or more of its wholly owned subsidiaries) approximately $205.2 million in cash, (b) distribute to CONSOL (or one or more of its wholly owned subsidiaries) 50% of the Sponsor Common Units, (c) distribute to CONSOL (or one or more of its wholly owned subsidiaries) 50% of the Sponsor Subordinated Units, (d) distribute to Noble (or one or more of its wholly owned subsidiaries) approximately $205.2 million in cash, (e) distribute to Noble (or one or more of its wholly owned subsidiaries) 50% of the Sponsor Common Units and (f) distribute to Noble (or one or more of its wholly owned subsidiaries) 50% of the Sponsor Subordinated Units.

ARTICLE III

FURTHER ASSURANCES

From time to time after the date hereof, and without any additional consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to (i) more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed, assigned, transferred and delivered by this Agreement, or which are intended to be so contributed, assigned, transferred and delivered and (iii) more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE IV

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS

4.1 Order of Completion of Transactions. The transactions provided for in Section 2.1 through Section 2.5 shall be completed as of the Effective Time in the order set forth in Article II. The transactions provided for in Section 2.6 through Section 2.10 shall be completed as of the Closing Time in the order set forth in Article II.

4.2 Effectiveness of Transactions. Notwithstanding anything contained in this Agreement to the contrary, (a) none of the provisions of Section 2.1 through Section 2.5 shall be operative or have any effect until the Effective Time and (b) none of the provisions of

Section 2.6 through Section 2.10 shall be operative or have any effect until the Closing Time, at which respective times all such applicable provisions shall be effective and operative in accordance with Section 4.1 without further action by any Party.

ARTICLE V

MISCELLANEOUS

5.1 Taxes; Costs. Except for the transaction expenses set forth in Section 2.7, CONE Gathering shall pay all expenses, fees and costs, including all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, CONE Gathering shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article III (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Article II).

5.2 Assignment; Binding Effect. This Agreement may not be assigned by any Party, in whole or in part, without the prior written consent of the other Parties. No assignment hereunder by any Party shall relieve such Party of any obligations and responsibilities hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns.

5.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

5.4 Entire Agreement. This Agreement and the Omnibus Agreement constitute the entire agreement of the Parties and their Affiliates relating to the transactions contemplated hereby and supersede all provisions and concepts contained in all prior letters of intent, memoranda, agreements or communications between the Parties or their Affiliates relating to the transactions contemplated hereby.

5.5 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

5.6 Applicable Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS

IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.7 Parties in Interest. Except as expressly set forth in this Agreement, nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

5.8 Preparation of Agreement. All of the Parties and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, it is the intent of the parties that no presumption shall arise based on the identity of the draftsman of this Agreement.

5.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

5.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

CONSOL:		NOBLE:

CONSOL ENERGY INC.		NOBLE ENERGY, INC.

By:	/s/ Stephen Johnson	By:	/s/ Gary Willingham
Name:	Stephen Johnson	Name:	Gary Willingham
Title:	Executive Vice President & Chief Legal and Corporate Affairs Officer	Title:	Senior Vice President

CONE GATHERING:		GENERAL PARTNER:

CONE GATHERING LLC		CONE MIDSTREAM GP LLC

By:	/s/ Joseph M. Fink	By:	/s/ Joseph M. Fink
Name:	Joseph M. Fink	Name:	Joseph M. Fink
Title:	President	Title:	Chief Operating Officer

PARTNERSHIP:		OPERATING COMPANY:

CONE MIDSTREAM PARTNERS LP		CONE MIDSTREAM OPERATING COMPANY LLC

By:	CONE Midstream GP LLC, its general partner

By:	/s/ Joseph M. Fink	By:	/s/ Joseph M. Fink
Name:	Joseph M. Fink	Name:	Joseph M. Fink
Title:	Chief Operating Officer	Title:	Chief Operating Officer

Signature Page to

Contribution, Conveyance and Assumption Agreement

APPENDIX I

Definitions

“2% OpCo Interest” is defined in Section 2.2.

“98% OpCo Interest” is defined in Section 2.4.

“Additional Systems” means the Contributed Assets (as defined in the DevCo III Asset Contribution Agreement).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is Under Common Control With, such Person. The term “Affiliated” shall have the correlative meaning.

“Agreement” is defined in the Preamble.

“Anchor Systems” means the Contributed Assets (as defined in the DevCo I Asset Contribution Agreement).

“Closing Date” means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Time” means the time of closing on the Closing Date pursuant to the Underwriting Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” has the meaning given such term in the Partnership Agreement.

“CONE Gathering” is defined in the Preamble.

“CONSOL” is defined in the Preamble.

“Control” (including the terms “Controlled” and “Under Common Control With”) means with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Delaware LLC Act” is defined in the Recitals.

“DevCo I Asset Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and between CONE Gathering, the Operating Company, DevCo I GP and DevCo I LP.

“DevCo I GP” is defined in the Recitals.

“DevCo I LP” is defined in the Recitals.

APPENDIX I

“DevCo II Asset Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and between CONE Gathering, the Operating Company, DevCo II GP and DevCo II LP.

“DevCo II GP” is defined in the Recitals.

“DevCo II LP” is defined in the Recitals.

“DevCo III Asset Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and between CONE Gathering, the Operating Company, DevCo III GP and DevCo III LP.

“DevCo III GP” is defined in the Recitals.

“DevCo III LP” is defined in the Recitals.

“DRULPA” is defined in the Recitals.

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Firm Units” means the 17,500,000 Common Units to be issued and sold to the Underwriters pursuant to the Underwriting Agreement.

“General Partner” is defined in the Preamble.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Growth Systems” means the Contributed Assets (as defined in the DevCo II Asset Contribution Agreement).

“Incentive Distribution Rights” has the meaning given such term in the Partnership Agreement.

“Initial LP Interest” is defined in the Recitals.

“Law” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Noble” is defined in the Preamble.

“Offering” means the initial offering and sale of Common Units to the public (including the offer and sale of Common Units pursuant to the Over-Allotment Option), as described in the Registration Statement.

APPENDIX I

“Omnibus Agreement” means that certain Omnibus Agreement by and among CONSOL Energy Inc., Noble Energy, Inc., CONE Gathering, the General Partner, the Partnership, the Operating Company, DevCo I LP, DevCo II LP and DevCo III LP, dated as of the date hereof, as may be amended from time to time.

“OpCo LLC Agreement” means the Limited Liability Company Agreement of the Operating Company, dated effective as of July 11, 2014, as the same may be amended from time to time.

“Operating Company” is defined in the Preamble.

“Option Units” means up to an additional 2,625,000 Common Units that the Underwriters may purchase from the Partnership pursuant to the Over-Allotment Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated effective as of May 30, 2014.

“Over-Allotment Option” means the option granted to the Underwriters by the Partnership pursuant to Section 2(b) of the Underwriting Agreement.

“Partnership” is defined in the Preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, substantially in the form attached as Appendix A to the Prospectus, as the same may be amended from time to time.

“Party” and “Parties” are defined in the Preamble.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Prospectus” means the final prospectus relating to the Offering dated September 24, 2014 and filed by the Partnership with the Commission pursuant to Rule 424 of the Securities Act on September 25, 2014.

“Registration Statement” means the Registration Statement on Form S-1 (File No. 333-198352), as amended, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Offering.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Sponsor Common Units” is defined in Section 2.4.

“Sponsor Subordinated Units” is defined in Section 2.4.

“Subordinated Unit” has the meaning given such term in the Partnership Agreement.

APPENDIX I

“Underwriters” means, collectively, each member of the underwriting syndicate named as an underwriter in Exhibit A to the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement dated as of September 24, 2014 among the Underwriters, CONE Gathering, the General Partner, the Partnership and the Operating Company, providing for the purchase of Common Units by the Underwriters.

APPENDIX I